Exhibit 10.75

OCCAM NETWORKS, INC.

EXECUTIVE OFFICER STOCK GRANT PROGRAM

RESTRICTED STOCK GRANT AGREEMENT

September 12, 2005

WHEREAS, the Board of Directors of Occam Networks, Inc., a Delaware corporation (the “Company”), has determined that the grant of restricted stock to the Company’s Chief Executive Officer as consideration for services previously performed by such executive officers on behalf of the Company is an effective means to align management interest with stockholder interests;

WHEREAS, the continued participation of the Chief Executive Officer is considered by the Company to be valuable to the Company’s growth; and

WHEREAS, the Company is willing to grant, and the Chief Executive Officer named below is willing to accept, shares of the Company’s authorized Common Stock, par value $0.001 per share, according to the terms and conditions contained herein.

I.	NOTICE OF GRANT OF RESTRICTED STOCK

Executive Officer: Robert Howard-Anderson (“Executive Officer”)

Address: 77 Robin Hill Road, Santa Barbara, CA 93117

You have been granted shares of restricted stock of the Company, subject to the terms and conditions of this Agreement:

Date of Grant September 12, 2005

Total Number of Shares of Restricted Stock 600,000

II.	AGREEMENT

1. Issuance of Shares. Executive Officer hereby accepts from the Company, and in consideration of past services to the Company, the Company hereby issues to Executive Officer, an aggregate of 600,000 shares of Common Stock (the “Shares”). The Company will, promptly after execution of this Agreement, issue a certificate representing the Shares registered in the name of Executive Officer. In return, the Executive Officer will deliver to the Company an executed counterpart of this Agreement.

2. Vesting. All of the Shares shall be fully vested upon issuance to the Executive Officer.

3. Definitions. As used herein, the following definitions will apply:

(a) “Board” means the Board of Directors of the Company or any committee of an individual or individuals that has been designated by the Board to administer this Agreement.

(b) “Commission” means the United States Securities and Exchange Commission.

(c) “Common Stock” means the common stock of the Company, par value $0.001 per share.

(d) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange (NYSE), its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

        (iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Board.

(e) “Securities Act” means the United States Securities Act of 1933, as amended.

4. Withholding of Taxes. The Company will withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld for the payment of income, employment and other taxes which the Company determines must be withheld (the “Withholding Taxes”) with respect to such Shares pursuant to such procedures as the Board may specify. The Company will not retain fractional Shares to satisfy any portion of the Withholding Taxes. Accordingly, Executive Officer will pay to the Company an amount in cash sufficient to satisfy the remaining Withholding Taxes due and payable as a result of the Company not retaining fractional Shares. Should the Company be unable to procure such cash amounts from Executive Officer, Executive Officer agrees and acknowledges that Executive Officer is giving the Company permission to withhold from Executive Officer’s paycheck(s) an amount equal to the remaining Withholding Taxes due and payable as a result of the Company not retaining fractional Shares.

5. Investment Representations. In connection with the acceptance of the Shares, the Executive Officer represents to the Company the following:

(a) The Executive Officer is acquiring the Shares for investment for the Executive Officer’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) The Executive Officer understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Executive Officer’s investment intent as expressed herein. In this connection, the Executive Officer understands that, in the view of the Commission, the statutory basis for such exemption may not be present if the Executive Officer’s representations meant that the Executive Officer’s present intention was to hold these Shares for a minimum capital gains period under the tax statutes, for a deferred sales, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

(c) The Executive Officer further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Executive Officer further acknowledges and understands that the Company is under no obligation to register the Shares. The Executive Officer understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

6. Tax Consequences. The Executive represents and warrants that he has reviewed with his own tax and financial advisors the federal, state, local, and foreign tax consequences of this investment and the transactions contemplated by this Agreement (including, without limitation, the withholding provisions of Section 4 of this Agreement). The Executive is relying solely on such tax and financial advisors and not any statements or representations of the Company or any agent of or legal, tax, or financial advisor to the Company. The Executive understands that he (and not the Company) shall be responsible for Executive’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

7. Stock Certificate Legends. The share certificate evidencing the Shares issued hereunder will be endorsed with the following legends:

        (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR OR WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(b) Any legend required by any applicable state securities laws.

8. Additional Actions. The parties will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement.

9. General Provisions.

        (a) This Agreement will be governed by the internal substantive laws, but not the choice of law rules of California. This Agreement represents the entire agreement between the parties with respect to the issuance of the Shares by Executive Officer.

        (b) Any notice, demand or request required or permitted to be given by either the Company or Executive Officer pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

        (c) The rights of the Company under this Agreement will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

        (d) Either party’s failure to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

        (e) Executive Officer agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

        (f) EXECUTIVE OFFICER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR ANY PERIOD OR AT ALL, AND SHALL NOT INTERFERE WITH EMPLOYEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE EMPLOYEE’S EMPLOYMENT WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

By Executive Officer’s signature below, Executive Officer represents that he or she is familiar with the terms and provisions of this Agreement and hereby accepts it subject to all of the terms and provisions hereof. Executive Officer has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement. Executive Officer agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement. Executive Officer further agrees to notify the Company upon any change in the residence indicated below.

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IN WITNESS WHEREOF, this Restricted Stock Grant Agreement is deemed made as of the date first set forth above.

OCCAM NETWORKS, INC.

By	/s/ Howard Bailey

Title	CFO

EXECUTIVE OFFICER

/s/ Robert Howard-Anderson
Robert Howard-Anderson

ADDRESS:

77 Robin Hill Road

Santa Barbara, CA 93117

[Signature Page to Restricted Stock Grant Agreement]